Exhibit 99.1

Yum China Reports Third Quarter Results

Robust Sales Growth, Margin Expansion and 33% Diluted EPS Growth

Sequential Improvement in Same-Store Sales Index and Seventh Consecutive Quarter of Same-Store Transaction Growth

Operating Profit Increased by 15% to $371 Million and Core Operating Profit1 Grew 18%

Stepping up Capital Returns to Shareholders by 50% to $4.5 Billion for 2024-2026

Shanghai, China (November 4, 2024) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the third quarter ended September 30, 2024.

Third Quarter Highlights

•
Total system sales grew 4% year over year (“YoY”), excluding foreign currency translation (“F/X”). The growth was primarily attributable to 7% of net new unit contribution.2
•
Total store count reached 15,861 as of September 30, 2024, including 11,283 KFC stores and 3,606 Pizza Hut stores. The Company opened 438 net new stores in the third quarter. 145 net new stores, or 33%, were opened by franchisees.
•
Total revenues increased 5% YoY to $3.07 billion, an all-time quarter high (a 4% increase excluding F/X).
•
Delivery sales grew 18% YoY, maintaining the double-digit annual growth Yum China has sustained over the past decade. Delivery contributed approximately 40% of KFC and Pizza Hut's Company sales.
•
Same-store sales reached 97% of the prior year's level, improved from 96% in the second quarter. Same-store transactions grew 1% YoY, the seventh consecutive quarter of growth.
•
Operating profit grew 15% YoY to $371 million (a 14% increase excluding F/X). Core operating profit1 grew 18% YoY.
•
OP margin3 was 12.1%, an increase of 100 basis points YoY, supported by resilient restaurant margins and savings in G&A expenses.
•
Restaurant margin was 17.0%, steady YoY. Excluding $15 million in items affecting comparability, restaurant margin increased by 50 basis points YoY, driven by improved operational efficiencies.
•
Diluted EPS increased 33% YoY to $0.77 (a 32% increase excluding F/X). Excluding the impact of the mark-to-market equity investments in the third quarter of 2024 and 2023, Diluted EPS increased 19% YoY.
•
Digital sales4 reached $2.61 billion, with digital ordering accounting for approximately 90% of total Company sales.
•
Total membership of KFC and Pizza Hut exceeded 510 million. Member sales accounted for approximately 64% of KFC and Pizza Hut’s system sales in aggregate.
•
Yum China returned $248 million to shareholders in the third quarter, through $187 million in share repurchases and $61 million in cash dividends. In the first nine months, the Company returned $1.24 billion to shareholders, nearly three times the amount returned in the same period last year.

Joey Wat, CEO of Yum China, commented, “We delivered strong results again in the third quarter. Operating profit increased by 15%, core operating profit grew 18%, and diluted EPS increased by 33%. OP margin expanded by 100 basis points, and restaurant margin improved year-over-year on a comparable basis. We also achieved seven consecutive quarters of same-store transaction growth and decade-long double-digit delivery sales growth. Our RGM 2.0 strategy is executing effectively, with a dual focus on operational efficiency and innovation. Savings generated from improved efficiency allowed us to reinvest in food innovation and our value-for-money offerings, driving incremental traffic to our stores. Same-store sales index improved sequentially for both KFC and Pizza Hut. These results demonstrate the effectiveness of our strategy and our ability to outperform in a challenging and fluid environment.”

Wat added, “We regard both system sales and same-store sales growth as equally important. With these priorities in mind, we continue to drive menu innovations, infusing fresh energy into our flagship products. By optimizing our delivery strategy, we have captured more smaller order transactions and gained market share on aggregator platforms. Our breakthrough business models, side-by-side KCOFFEE Cafes and Pizza Hut WOW, enabled us to broaden our addressable market and capture new customer demand, reaching 500 and 150 stores, respectively.”

1 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Please refer to "Reconciliation of Reported GAAP Results to Non-GAAP Measures" included in the accompanying tables of this release for further details.

2 Net new unit contribution refers to sales contribution from net new stores.

3 OP margin refers to operating profit as a percentage of total revenues.

4 Digital sales refer to sales at Company-owned stores where orderings were placed digitally.

Wat concluded, “We see ample opportunities across China to enter underserved markets and enhance customer access. With tailored store models, we are accelerating franchise store openings to unlock additional opportunities. Our franchise strategy focuses on accessing strategic and remote locations as well as lower tier cities previously beyond our reach. We anticipate the franchise mix of net new stores will gradually increase to 40-50% for KFC and 20-30% for Pizza Hut over the next few years. Looking ahead, we are committed to returning excess capital to shareholders as we continue investing in driving business growth. With our confidence in our cash generating capabilities, we plan to step up capital returns to shareholders, increasing from $3 billion to $4.5 billion between 2024 and 2026.”

Key Financial Results

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
System Sales Growth (5) (%)	4	15	NM	NM	5	20	NM	NM
Same-Store Sales Growth (5) (%)	(3)	4	NM	NM	(3)	8	NM	NM
Operating Profit ($mn)	371	323	+15	+14	1,011	996	+1	+5
Adjusted Operating Profit (6) ($mn)	371	327	+13	+13	1,011	1,005	+1	+4
Core Operating Profit (6) (7) ($mn)	369	312	NM	+18	1,040	951	NM	+10
OP Margin (%)	12.1	11.1	+1.0	+1.0	11.6	11.7	(0.1)	—
Core OP Margin (6) (8) (%)	12.1	10.7	NM	+1.4	11.7	11.2	NM	+0.5
Net Income ($mn)	297	244	+22	+21	796	730	+9	+12
Adjusted Net Income (6) ($mn)	297	248	+20	+19	796	739	+8	+11
Diluted Earnings Per Common Share ($)	0.77	0.58	+33	+32	2.03	1.73	+17	+20
Adjusted Diluted Earnings Per Common Share (6) ($)	0.77	0.59	+31	+30	2.03	1.75	+16	+19

5 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

6 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

7 Current period amounts are derived by translating results at average exchange rates of the prior year period.

8 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Stepping Up Capital Returns to Shareholders

•
The Company plans to step up the capital returns to shareholders from $3 billion to $4.5 billion between 2024 and 2026, representing an increase of 50%.
•
As part of the enlarged capital returns program, the Company plans to return $1.5 billion for the full year 2024. In the first nine months, the Company returned a record $1.24 billion to shareholders, including $1.06 billion in share repurchases and $187 million in cash dividends. Yum China repurchased 27.3 million shares of common stock, which is equivalent to approximately 7% of its outstanding shares as of December 31, 2023.
•
In November 2024, Yum China’s board of directors (the "Board") increased the Company's share repurchase authorization by $1 billion, bringing total authorization since 2017 to an aggregate of $4.4 billion. From 2017 to November 1, 2024, the Company repurchased approximately 71.8 million shares of common stock for $3.0 billion. Our remaining authorization is approximately $1.4 billion.
•
The Board declared a cash dividend of $0.16 per share on Yum China’s common stock, payable on December 17, 2024, to shareholders of record as of the close of business on November 26, 2024.

KFC

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	11,283	9,917	+14	NM	11,283	9,917	+14	NM
System Sales Growth (%)	6	15	NM	NM	6	21	NM	NM
Same-Store Sales Growth (%)	(2)	4	NM	NM	(2)	9	NM	NM
Total Revenues ($mn)	2,311	2,186	+6	+5	6,555	6,368	+3	+5
Operating Profit ($mn)	364	342	+6	+6	1,000	1,035	(3)	(1)
Core Operating Profit ($mn)	362	332	NM	+9	1,027	991	NM	+4
OP Margin (%)	15.7	15.6	+0.1	+0.2	15.2	16.3	(1.1)	(1.0)
Restaurant Margin (%)	18.3	18.6	(0.3)	(0.3)	18.0	19.4	(1.4)	(1.4)

•
System sales for KFC grew 6% YoY in the quarter, primarily driven by net new unit contribution of 8%.
•
Same-store sales reached 98% of the prior year's level, improved from 97% in the second quarter.
•
Delivery sales grew 19% YoY, continuing the double-digit annual growth trend since the spin-off and contributing approximately 40% of KFC’s Company sales for the quarter. Off-premises dining accounted for approximately 68% of KFC's Company sales.
•
KFC opened 352 net new stores during the quarter. 134 net new stores, or 38%, were opened by franchisees. Total store count reached 11,283 as of September 30, 2024.
•
Operating profit grew 6% YoY to $364 million, a record level for the third quarter since the spin-off. Core operating profit increased 9% YoY.
•
OP margin was 15.7%, an increase of 10 basis points YoY.
•
Restaurant margin was 18.3% for the quarter. Excluding items affecting comparability, restaurant margin increased by 30 basis points, primarily due to improved operational efficiency and favorable commodity prices, partially offset by increased value-for-money offerings to drive traffic and wage inflation.

Pizza Hut

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	3,606	3,202	+13	NM	3,606	3,202	+13	NM
System Sales Growth (%)	2	13	NM	NM	2	19	NM	NM
Same-Store Sales Growth (%)	(6)	2	NM	NM	(6)	7	NM	NM
Total Revenues ($mn)	615	599	+2	+1	1,750	1,750	—	+2
Operating Profit ($mn)	52	47	+13	+13	139	137	+2	+5
Core Operating Profit ($mn)	52	43	NM	+20	143	129	NM	+12
OP Margin (%)	8.6	7.8	+0.8	+0.8	8.0	7.8	+0.2	+0.2
Restaurant Margin (%)	12.8	12.7	+0.1	+0.1	12.8	13.1	(0.3)	(0.3)
•
System sales for Pizza Hut grew 2% YoY in the quarter, primarily driven by net new unit contribution of 7%.
•
Same-store sales reached 94% of the prior year's level, improved from 92% in the second quarter.
•
Delivery sales grew 11% YoY, contributing approximately 39% of Pizza Hut’s Company sales for the quarter. Off-premises dining accounted for approximately 49% of Pizza Hut's Company sales.
•
Pizza Hut opened 102 net new stores during the quarter. 15 net new stores, or 15%, were opened by franchisees. Total store count reached 3,606 as of September 30, 2024.
•
Operating profit grew 13% YoY to $52 million. Core operating profit increased 20% YoY.
•
OP margin was 8.6%, an increase of 80 basis points YoY.
•
Restaurant margin was 12.8% for the quarter. Excluding items affecting comparability, restaurant margin was up 60 basis points YoY. Higher operational efficiency and favorable commodity prices offset the impact of increased value-for-money offerings to drive traffic and wage inflation, resulting in an increased margin.

Outlook

The Company’s targets for the 2024 fiscal year remain unchanged from the prior period's disclosures.

•
Open approximately 1,500 to 1,700 net new stores.
•
Make capital expenditures in the range of approximately $700 million to $850 million.
•
Return a Company record-setting $1.5 billion to shareholders through quarterly cash dividends and share repurchases.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Monday, November 4, 2024 (8:00 p.m. Beijing/Hong Kong Time on Monday, November 4, 2024).

This change from the Company’s previous practice of releasing earnings after the U.S. market closes (before the trading hours of the Hong Kong Stock Exchange) is designed to better serve our global investor base by offering a more convenient time.

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/asco39nb.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers, a passcode and a unique access PIN.

Pre-registration link: https://s1.c-conf.com/diamondpass/10042700-y56ut2.html

A replay of the conference call will be available one hour after the call ends until Monday, November 11, 2024, and may be accessed by phone at the following numbers:

U.S.:	1 855 883 1031
Mainland China:	400 1209 216
Hong Kong:	800 930 639
U.K.:	0800 031 4295

Replay PIN:	10042700

Additionally, this earnings release, the accompanying slides, as well as the live and archived webcast of this conference call will be available at Yum China’s Investor Relations website at http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2024 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has approximately 400,000 employees and operates over 15,000 restaurants under six brands across around 2,200 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 8288 / +852 2267 5807 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2024	9/30/2023	B/(W)		9/30/2024	9/30/2023	B/(W)
Revenues
Company sales	$2,895	$2,759	5		$8,217	$8,048	2
Franchise fees and income	25	23	8		72	69	3
Revenues from transactions with franchisees	116	100	16		319	282	13
Other revenues	35	32	14		100	86	17
Total revenues	3,071	2,914	5		8,708	8,485	3
Costs and Expenses, Net
Company restaurants
Food and paper	918	858	(7)		2,611	2,466	(6)
Payroll and employee benefits	728	699	(4)		2,102	2,047	(3)
Occupancy and other operating expenses	755	732	(3)		2,126	2,098	(1)
Company restaurant expenses	2,401	2,289	(5)		6,839	6,611	(3)
General and administrative expenses	139	169	18		412	485	15
Franchise expenses	10	9	(11)		29	28	(6)
Expenses for transactions with franchisees	110	95	(16)		306	270	(13)
Other operating costs and expenses	32	29	(10)		90	77	(17)
Closures and impairment expenses, net	8	—	NM		22	17	(32)
Other expenses (income), net	—	—	NM		(1)	1	NM
Total costs and expenses, net	2,700	2,591	(4)		7,697	7,489	(3)
Operating Profit	371	323	15		1,011	996	1
Interest income, net	31	46	(32)		100	124	(19)
Investment gain (loss)	34	(4)	NM		50	(32)	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	436	365	20		1,161	1,088	7
Income tax provision	(119)	(100)	(19)		(309)	(296)	(5)
Equity in net earnings (losses) from equity method investments	2	2	(11)		2	2	(11)
Net income – including noncontrolling interests	319	267	20		854	794	8
Net income – noncontrolling interests	22	23	3		58	64	9
Net Income – Yum China Holdings, Inc.	$297	$244	22		$796	$730	9
Effective tax rate	27.3%	27.5%	0.2	ppts.	26.6%	27.2%	0.6	ppts.

Basic Earnings Per Common Share	$0.77	$0.59			$2.04	$1.75
Weighted-average shares outstanding (in millions)	384	416			391	417

Diluted Earnings Per Common Share	$0.77	$0.58			$2.03	$1.73
Weighted-average shares outstanding (in millions)	385	420			393	421

OP margin	12.1%	11.1%	1.0	ppts.	11.6%	11.7%	(0.1)	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.7	31.1	(0.6)	ppts.	31.8	30.6	(1.2)	ppts.
Payroll and employee benefits	25.1	25.3	0.2	ppts.	25.6	25.4	(0.2)	ppts.
Occupancy and other operating expenses	26.2	26.6	0.4	ppts.	25.8	26.1	0.3	ppts.
Restaurant margin	17.0%	17.0%	—	ppts.	16.8%	17.9%	(1.1)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2024	9/30/2023	B/(W)		9/30/2024	9/30/2023	B/(W)
Revenues
Company sales	$2,276	$2,154	6		$6,452	$6,274	3
Franchise fees and income	19	16	15		53	48	10
Revenues from transactions with franchisees	15	12	23		41	33	25
Other revenues	1	4	(63)		9	13	(29)
Total revenues	2,311	2,186	6		6,555	6,368	3
Costs and Expenses, Net
Company restaurants
Food and paper	713	666	(7)		2,033	1,914	(6)
Payroll and employee benefits	558	528	(6)		1,613	1,538	(5)
Occupancy and other operating expenses	588	560	(5)		1,647	1,603	(3)
Company restaurant expenses	1,859	1,754	(6)		5,293	5,055	(5)
General and administrative expenses	62	68	10		183	203	10
Franchise expenses	8	8	(10)		25	24	(6)
Expenses for transactions with franchisees	13	11	(19)		36	29	(21)
Other operating costs and expenses	1	3	76		7	11	37
Closures and impairment expenses, net	4	—	NM		11	9	(33)
Other expenses, net	—	—	(151)		—	2	76
Total costs and expenses, net	1,947	1,844	(6)		5,555	5,333	(4)
Operating Profit	$364	$342	6		$1,000	$1,035	(3)
OP margin	15.7%	15.6%	0.1	ppts.	15.2%	16.3%	(1.1)	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.3	30.9	(0.4)	ppts.	31.5	30.5	(1.0)	ppts.
Payroll and employee benefits	24.5	24.5	—	ppts.	25.0	24.5	(0.5)	ppts.
Occupancy and other operating expenses	25.9	26.0	0.1	ppts.	25.5	25.6	0.1	ppts.
Restaurant margin	18.3%	18.6%	(0.3)	ppts.	18.0%	19.4%	(1.4)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2024	9/30/2023	B/(W)		9/30/2024	9/30/2023	B/(W)
Revenues
Company sales	$606	$591	2		$1,723	$1,728	—
Franchise fees and income	2	2	8		6	6	4
Revenues from transactions with franchisees	2	1	20		4	3	7
Other revenues	5	5	(4)		17	13	30
Total revenues	615	599	2		1,750	1,750	—
Costs and Expenses, Net
Company restaurants
Food and paper	202	187	(7)		567	537	(5)
Payroll and employee benefits	167	167	—		479	496	3
Occupancy and other operating expenses	160	162	2		457	469	3
Company restaurant expenses	529	516	(2)		1,503	1,502	—
General and administrative expenses	26	30	15		80	89	11
Franchise expenses	1	1	(6)		3	3	(3)
Expenses for transactions with franchisees	1	1	(6)		3	3	2
Other operating costs and expenses	5	4	(7)		16	11	(43)
Closures and impairment expenses, net	1	—	NM		6	5	(17)
Total costs and expenses, net	563	552	(1)		1,611	1,613	—
Operating Profit	$52	$47	13		$139	$137	2
OP margin	8.6%	7.8%	0.8	ppts.	8.0%	7.8%	0.2	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	33.2	31.7	(1.5)	ppts.	32.9	31.1	(1.8)	ppts.
Payroll and employee benefits	27.5	28.1	0.6	ppts.	27.8	28.7	0.9	ppts.
Occupancy and other operating expenses	26.5	27.5	1.0	ppts.	26.5	27.1	0.6	ppts.
Restaurant margin	12.8%	12.7%	0.1	ppts.	12.8%	13.1%	(0.3)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	9/30/2024	12/31/2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,193	$1,128
Short-term investments	1,338	1,472
Accounts receivable, net	79	68
Inventories, net	359	424
Prepaid expenses and other current assets	348	339
Total Current Assets	3,317	3,431
Property, plant and equipment, net	2,431	2,310
Operating lease right-of-use assets	2,215	2,217
Goodwill	1,955	1,932
Intangible assets, net	150	150
Long-term bank deposits and notes	933	1,265
Equity investments	388	332
Deferred income tax assets	145	129
Other assets	267	265
Total Assets	11,801	12,031

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,103	2,164
Short-term borrowings	315	168
Income taxes payable	160	90
Total Current Liabilities	2,578	2,422
Non-current operating lease liabilities	1,880	1,899
Non-current finance lease liabilities	51	44
Deferred income tax liabilities	406	390
Other liabilities	158	157
Total Liabilities	5,073	4,912

Redeemable Noncontrolling Interest	13	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 382 million shares and 407 million shares issued at September 30, 2024 and December 31, 2023, respectively; 381 million shares and 407 million shares outstanding at September 30, 2024 and December 31, 2023, respectively.	4	4
Treasury stock	(18)	—
Additional paid-in capital	4,053	4,320
Retained earnings	2,156	2,310
Accumulated other comprehensive loss	(179)	(229)
Total Yum China Holdings, Inc. Stockholders' Equity	6,016	6,405
Noncontrolling interests	699	701
Total Equity	6,715	7,106
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,801	$12,031

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	9/30/2024	9/30/2023
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$854	$794
Depreciation and amortization	355	339
Non-cash operating lease cost	305	301
Closures and impairment expenses	22	17
Investment (gain) loss	(50)	32
Equity in net (earnings) losses from equity method investments	(2)	(2)
Distributions of income received from equity method investments	7	8
Deferred income taxes	(4)	(6)
Share-based compensation expense	32	46
Changes in accounts receivable	(4)	(2)
Changes in inventories	69	(25)
Changes in prepaid expenses, other current assets and value-added tax assets	3	(10)
Changes in accounts payable and other current liabilities	(83)	112
Changes in income taxes payable	67	71
Changes in non-current operating lease liabilities	(303)	(295)
Other, net	(16)	(46)
Net Cash Provided by Operating Activities	1,252	1,334
Cash Flows – Investing Activities
Capital spending	(523)	(499)
Purchases of short-term investments, long-term bank deposits and notes	(3,330)	(3,287)
Maturities of short-term investments, long-term bank deposits and notes	3,821	2,730
Other, net	4	4
Net Cash Used in Investing Activities	(28)	(1,052)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	307	212
Repayment of short-term borrowings	(167)	—
Repurchase of shares of common stock	(1,057)	(280)
Cash dividends paid on common stock	(187)	(162)
Dividends paid to noncontrolling interests	(36)	(37)
Contributions from noncontrolling interests	—	35
Payment of acquisition related holdback	—	(3)
Other, net	(19)	(5)
Net Cash Used in Financing Activities	(1,159)	(240)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	—	(41)
Net Increase in Cash, Cash Equivalents and Restricted Cash	65	1
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	1,128	1,130
Cash, Cash Equivalents, and Restricted Cash - End of Period	$1,193	$1,131

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2023	New Builds	Closures	Acquired	9/30/2024
Company-owned	9,237	904	(185)	2	9,958
Franchisees	1,059	285	(17)	(2)	1,325
Total	10,296	1,189	(202)	—	11,283

Pizza Hut

	12/31/2023	New Builds	Closures	9/30/2024
Company-owned	3,155	380	(107)	3,428
Franchisees	157	26	(5)	178
Total	3,312	406	(112)	3,606

Others

	12/31/2023	New Builds	Closures	9/30/2024
Company-owned	256	13	(84)	185
Franchisees	780	97	(90)	787
Total	1,036	110	(174)	972

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year to Date Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$371	$323	$1,011	$996
Special Items, Operating Profit	—	(4)	—	(9)
Adjusted Operating Profit	$371	$327	$1,011	$1,005
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$297	$244	$796	$730
Special Items, Net Income –Yum China Holdings, Inc.	—	(4)	—	(9)
Adjusted Net Income – Yum China Holdings, Inc.	$297	$248	$796	$739
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.77	$0.59	$2.04	$1.75
Special Items, Basic Earnings Per Common Share	—	(0.01)	—	(0.02)
Adjusted Basic Earnings Per Common Share	$0.77	$0.60	$2.04	$1.77
Diluted Earnings Per Common Share	$0.77	$0.58	$2.03	$1.73
Special Items, Diluted Earnings Per Common Share	—	(0.01)	—	(0.02)
Adjusted Diluted Earnings Per Common Share	$0.77	$0.59	$2.03	$1.75
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	27.3%	27.5%	26.6%	27.2%
Impact on effective tax rate as a result of Special Items	—	0.3%	—	0.2%
Adjusted effective tax rate	27.3%	27.2%	26.6%	27.0%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year to Date Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023

Net Income – Yum China Holdings, Inc.	$297	$244	$796	$730
Net income – noncontrolling interests	22	23	58	64
Equity in net (earnings) losses from equity method investments	(2)	(2)	(2)	(2)
Income tax provision	119	100	309	296
Interest income, net	(31)	(46)	(100)	(124)
Investment (gain) loss	(34)	4	(50)	32
Operating Profit	371	323	1,011	996
Special Items, Operating Profit	—	4	—	9
Adjusted Operating Profit	371	327	1,011	1,005
Depreciation and amortization	120	111	355	339
Store impairment charges	10	3	29	24
Adjusted EBITDA	$501	$441	$1,395	$1,368

Details of Special Items are presented below:

	Quarter Ended		Year to Date Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023

Share-based compensation expense for Partner PSU Awards(1)	$—	$(4)	$—	$(9)
Special Items, Operating Profit	—	(4)	—	(9)
Tax effect on Special Items(2)	—	—	—	—
Special Items, net income – including noncontrolling interests	—	(4)	—	(9)
Special Items, net income – noncontrolling interests	—	—	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$—	$(4)	$—	$(9)
Weighted-average Diluted Shares Outstanding (in millions)	385	420	393	421
Special Items, Diluted Earnings Per Common Share	$—	$(0.01)	$—	$(0.02)

(1)
In February 2020, the Company granted Partner PSU Awards to select employees who were deemed critical to the Company’s execution of its strategic operating plan. These PSU awards will only vest if threshold performance goals are achieved over a four-year performance period, with the payout ranging from 0% to 200% of the target number of shares subject to the PSU awards. These awards vested as of December 31, 2023 with a payout in the first quarter of 2024. Partner PSU Awards were granted to address increased competition for executive talent, motivate transformational performance and encourage management retention. Given the unique nature of these grants, the Compensation Committee does not intend to grant similar, special grants to the same employees during the performance period. The impact from these special awards is excluded from metrics that management uses to assess the Company’s performance.
(2)
The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year to Date Ended		% Change
	9/30/2024	9/30/2023	B/(W)		9/30/2024	9/30/2023	B/(W)

Operating profit	$371	$323	15		$1,011	$996	1
Special Items, Operating Profit	—	4			—	9
Adjusted Operating Profit	$371	$327	13		$1,011	$1,005	1
Items Affecting Comparability
Temporary relief from landlords(1)	—	—			—	(10)
Temporary relief from government agencies(2)	—	(1)			—	(4)
VAT deductions(3)	—	(14)			—	(42)
Amortization of reacquired franchise rights(4)	—	—			—	2
F/X impact	(2)	—			29	—
Core Operating Profit	$369	$312	18		$1,040	$951	10
Total revenues	3,071	2,914	5		8,708	8,485	3
F/X impact	(31)	—			208	—
Total revenues, excluding the impact of F/X	$3,040	$2,914	4		$8,916	$8,485	5
Core OP margin	12.1%	10.7%	1.4	ppts.	11.7%	11.2%	0.5	ppts.

(1)
In relation to the effects of the COVID-19 pandemic, the Company was granted lease concessions from landlords. The lease concessions were primarily in the form of rent reduction over the period of time when the Company’s restaurant business was adversely impacted. Such concessions were primarily recognized as a reduction of Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statement of Income in the period the concession was granted.
(2)
In relation to the effects of the COVID-19 pandemic, the Company received government subsidies for employee benefits and providing training to employees. The temporary relief was primarily recognized as a reduction to Payroll and employee benefits within Company restaurant expenses included in the Condensed Consolidated Statement of Income.
(3)
Pursuant to the tax policy issued by relevant government authorities, general VAT taxpayers in certain industries that meet certain criteria are allowed to claim an additional 10% or 15% input VAT, which will be used to offset their VAT payables. This VAT policy was further extended to December 31, 2023 but the additional deduction was reduced to 5% or 10% respectively. VAT deductions were primarily recorded as a reduction to Food and paper and Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statements of Income. Such preferential policy was not extended in 2024.
(4)
As a result of the acquisition of our previously unconsolidated joint ventures of Hangzhou KFC, Suzhou KFC and Wuxi KFC, $66 million, $61 million and $61 million of the purchase price were allocated to intangible assets related to reacquired franchise rights, respectively, which were amortized over the remaining franchise contract period of 1 year, 2.4 years and 5 years, respectively. The reacquired franchise rights were fully amortized as of March 31, 2023. The amortization was recorded in Other Expenses (Income), net included in the Condensed Consolidated Statements of Income.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,276	$606	$13	$—	$—	$2,895
Franchise fees and income	19	2	4	—	—	25
Revenues from transactions with franchisees(2)	15	2	19	80	—	116
Other revenues	1	5	176	17	(164)	35
Total revenues	$2,311	$615	$212	$97	$(164)	$3,071
Company restaurant expenses	1,859	529	14	—	(1)	2,401
General and administrative expenses	62	26	9	42	—	139
Franchise expenses	8	1	1	—	—	10
Expenses for transactions with franchisees(2)	13	1	17	79	—	110
Other operating costs and expenses	1	5	172	17	(163)	32
Closures and impairment expenses, net	4	1	3	—	—	8
Total costs and expenses, net	1,947	563	216	138	(164)	2,700
Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371
Less:
Franchise fees and income	19	2	4	—	—	25
Revenues from transactions with franchisees(2)	15	2	19	80	—	116
Other revenues	1	5	176	17	(164)	35
Add:
General and administrative expenses	62	26	9	42	—	139
Franchise expenses	8	1	1	—	—	10
Expenses for transactions with franchisees(2)	13	1	17	79	—	110
Other operating costs and expenses	1	5	172	17	(163)	32
Closures and impairment expenses, net	4	1	3	—	—	8
Restaurant profit (loss)	$417	$77	$(1)	$—	$1	$494
Company sales	2,276	606	13	—	—	2,895
Restaurant margin %	18.3%	12.8%	(13.2)%	N/A	N/A	17.0%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371
F/X impact	(2)	—	—	—	—	(2)
Core Operating Profit (Loss)	$362	$52	$(4)	$(41)	$—	$369

	Quarter Ended 9/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,154	$591	$14	$—	$—	$2,759
Franchise fees and income	16	2	5	—	—	23
Revenues from transactions with franchisees(2)	12	1	20	67	—	100
Other revenues	4	5	162	12	(151)	32
Total revenues	$2,186	$599	$201	$79	$(151)	$2,914
Company restaurant expenses	1,754	516	20	—	(1)	2,289
General and administrative expenses	68	30	11	60	—	169
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	11	1	17	66	—	95
Other operating costs and expenses	3	4	160	12	(150)	29
Total costs and expenses, net	1,844	552	208	138	(151)	2,591
Operating Profit (Loss)	$342	$47	$(7)	$(59)	$—	$323

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 9/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$342	$47	$(7)	$(59)	$—	$323
Less:
Franchise fees and income	16	2	5	—	—	23
Revenues from transactions with franchisees(2)	12	1	20	67	—	100
Other revenues	4	5	162	12	(151)	32
Add:
General and administrative expenses	68	30	11	60	—	169
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	11	1	17	66	—	95
Other operating costs and expenses	3	4	160	12	(150)	29
Restaurant profit (loss)	$400	$75	$(6)	$—	$1	$470
Company sales	2,154	591	14	—	—	2,759
Restaurant margin %	18.6%	12.7%	(36.1)%	N/A	N/A	17.0%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 9/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$342	$47	$(7)	$(59)	$—	$323
Special Items, Operating Profit	—	—	—	4	—	4
Adjusted Operating Profit (Loss)	$342	$47	$(7)	$(55)	$—	$327
Items Affecting Comparability
Temporary relief from landlords	—	—	—	—	—	—
Temporary relief from government agencies	—	(1)	—	—	—	(1)
VAT deductions	(10)	(3)	(1)	—	—	(14)
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$332	$43	$(8)	$(55)	$—	$312

	Year to Date Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$6,452	$1,723	$42	$—	$—	$8,217
Franchise fees and income	53	6	13	—	—	72
Revenues from transactions with franchisees(2)	41	4	55	219	—	319
Other revenues	9	17	484	48	(458)	100
Total revenues	$6,555	$1,750	$594	$267	$(458)	$8,708
Company restaurant expenses	5,293	1,503	45	—	(2)	6,839
General and administrative expenses	183	80	29	120	—	412
Franchise expenses	25	3	1	—	—	29
Expenses for transactions with franchisees(2)	36	3	50	217	—	306
Other operating costs and expenses	7	16	476	47	(456)	90
Closures and impairment expenses, net	11	6	5	—	—	22
Other expenses (income), net	—	—	—	(1)	—	(1)
Total costs and expenses, net	5,555	1,611	606	383	(458)	7,697
Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011
Less:
Franchise fees and income	53	6	13	—	—	72
Revenues from transactions with franchisees(2)	41	4	55	219	—	319
Other revenues	9	17	484	48	(458)	100
Add:
General and administrative expenses	183	80	29	120	—	412
Franchise expenses	25	3	1	—	—	29
Expenses for transactions with franchisees(2)	36	3	50	217	—	306
Other operating costs and expenses	7	16	476	47	(456)	90
Closures and impairment expenses, net	11	6	5	—	—	22
Other expenses (income), net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$1,159	$220	$(3)	$—	$2	$1,378
Company sales	6,452	1,723	42	—	—	8,217
Restaurant margin %	18.0%	12.8%	(11.8)%	N/A	N/A	16.8%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011
F/X impact	27	4	—	(2)	—	29
Core Operating Profit (Loss)	$1,027	$143	$(12)	$(118)	$—	$1,040

	Year to Date Ended 9/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$6,274	$1,728	$46	$—	$—	$8,048
Franchise fees and income	48	6	15	—	—	69
Revenues from transactions with franchisees(2)	33	3	56	190	—	282
Other revenues	13	13	468	32	(440)	86
Total revenues	$6,368	$1,750	$585	$222	$(440)	$8,485
Company restaurant expenses	5,055	1,502	56	—	(2)	6,611
General and administrative expenses	203	89	32	161	—	485
Franchise expenses	24	3	1	—	—	28
Expenses for transactions with franchisees(2)	29	3	50	188	—	270
Other operating costs and expenses	11	11	463	30	(438)	77
Closures and impairment expenses, net	9	5	3	—	—	17
Other expenses (income), net	2	—	—	(1)	—	1
Total costs and expenses, net	5,333	1,613	605	378	(440)	7,489
Operating Profit (Loss)	$1,035	$137	$(20)	$(156)	$—	$996

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 9/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,035	$137	$(20)	$(156)	$—	$996
Less:
Franchise fees and income	48	6	15	—	—	69
Revenues from transactions with franchisees(2)	33	3	56	190	—	282
Other revenues	13	13	468	32	(440)	86
Add:
General and administrative expenses	203	89	32	161	—	485
Franchise expenses	24	3	1	—	—	28
Expenses for transactions with franchisees(2)	29	3	50	188	—	270
Other operating costs and expenses	11	11	463	30	(438)	77
Closures and impairment expenses, net	9	5	3	—	—	17
Other expenses (income), net	2	—	—	(1)	—	1
Restaurant profit (loss)	$1,219	$226	$(10)	$—	$2	$1,437
Company sales	6,274	1,728	46	—	—	8,048
Restaurant margin %	19.4%	13.1%	(21.6)%	N/A	N/A	17.9%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 9/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,035	$137	$(20)	$(156)	$—	$996
Special Items, Operating Profit	—	—	—	9	—	9
Adjusted Operating Profit (Loss)	$1,035	$137	$(20)	$(147)	$—	$1,005
Items Affecting Comparability
Temporary relief from landlords	(9)	(1)	—	—	—	(10)
Temporary relief from government agencies	(3)	(1)	—	—	—	(4)
VAT deductions	(34)	(6)	(2)	—	—	(42)
Amortization of reacquired franchise rights	2	—	—	—	—	2
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$991	$129	$(22)	$(147)	$—	$951

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.